UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________

February 24, 2006

Date of Report (Date of earliest event reported)

FORTUNA GAMING CORP.

(Exact name of registrant as specified in its charter)

NEVADA	98-0389183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3273 East Warm Springs Road
Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

888-304-1055

Issuer's telephone number

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  OTHER EVENTS

The attached announcement was released to the news media on February 23, 2006, announcing that the Company is taking immediate steps, including legal action if necessary, to de-list its common stock from trading on the Berlin-Bremen Stock Exchange (“BBSE”), having learned that it is one of numerous U.S. based publicly traded companies whose stock has been listed on the BBSE without its prior knowledge, consent or authorization.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:
Not applicable.
(b)	Pro Forma financial information:
Not applicable.
(c)	Exhibits:
99.1 Press Release dated February 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNA GAMING CORP.

Date: February 24, 2006	By:	/s/ Douglas Waugh
Douglas Waugh
Director

 Exhibit 99.1

February 23, 2006

Press Release

FORTUNA DEMANDS IMMEDIATE DE-LISTING FROM THE BERLIN-BREMEN STOCK EXCHANGE

LONDON, February 23, 2006 /PRNewswire /-- Fortuna Gaming Corp., (FGAM-OTC Bulletin Board: FGAM.OB), (the “Company”) announced today that it is taking immediate steps, including legal action if necessary, to de-list its common stock from trading on the Berlin-Bremen Stock Exchange (“BBSE”), having learned that it is one of numerous U.S. based publicly traded companies whose stock has been listed on the BBSE without its prior knowledge, consent or authorization.

Due to the timing of the unauthorized listing of Company’s common shares on the BBSE, the Company became suspicious that “naked short selling” may be taking place in its stock as evidenced in a drop in share price over the recent months.

On Oct 29, 2003, the SEC implemented a rule to ban “naked shorting” in order to protect thinly traded stocks that are vulnerable to aggressive short-selling which would cause the stock price to fall.  Short selling is a trading practice whereby investors borrow stock from a broker to sell with the hope that the stock price will decline before they have to return the shares back to cover their position.  However, naked shorting involves groups of people working together to manipulate the market by selling fictitious shares of stock in an effort to force a company’s share price to go down.

By listing a company’s common stock on the BBSE without the consent of the company, market manipulators seek to benefit from an “arbitrage” loophole.  In what is believed to be the unregulated nature of the BBSE, none of the present regulations are designed to close this loophole.

“Fortuna Gaming Corp. takes very seriously its fiduciary responsibility to protect shareholder value. In this regard, we will fight this unauthorized listing on the BBSE vigorously and are immediately taking the steps necessary to ensure that the Company’s equity is traded only where necessary regulatory protections and assurances are in place” says Doug Waugh, President of Fortuna Gaming Corp. “This is an issue we intend to pursue until it is resolved to our satisfaction and in the best interests of our shareholders”.

About Fortuna Gaming Corp. Fortuna Gaming Corp (the "Company"), through its  subsidiary Fortuna Gaming (UK) Limited, ("Fortuna") headquartered in London, England, is currently undergoing various initiatives relating to its mobile gaming platform, including “Texas hold em” play for free: in North America and is soon to launch its “pay for play” in Europe and Asia. The Company is also very excited by the additional cross marketing and revenue initiatives that will arise from the pending G-FED acquisition.

Fortuna’s strategy going forward is to acquire complimentary medium sized internet gaming companies operating in legal jurisdictions which will provide a rich entertainment experience for customers while adding shareholder value.

For further information contact:

Fortuna Gaming Corp.

Contact: Investor Relations:

North America Toll Free	1-866-324-5788
investorrelations@fortunagamingcorp.com
www.fortunagamingcorp.com

Legal Notice Regarding Forward Looking Statements

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.